LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE The undersigned, being a person or entity subject to the reporting obligations of the Securities Exchange Act of 1934, as amended (the “Act”), due to or with respect to his, her or its ownership of securities of Noodles & Company (the “Corporation”), hereby constitutes and appoints each of Melissa Heidman and Kathy Lockhart their respective designees, as the undersigned’s true and lawful attorney-in-fact and agent to complete and execute in the undersigned’s name and on the undersigned’s behalf any and all documents, forms and filings as such attorneys shall in their discretion determine to be required or advisable pursuant to the Act, other state or federal laws, the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Corporation, and to take all actions necessary or appropriate to obtain any codes, identifications and passwords required in order to file such forms with the Securities and Exchange Commission, any governmental office or agency, any securities exchange or national association, or any other person or agency as such attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make any filings with respect to the undersigned’s holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney is executed as of the date set forth below. Signature Type or Print Name Date Britain Peakes May 30, 2024